Exhibit 99.1

   Pope Resources Reports Second Quarter Net Income of $3.5 Million

    POULSBO, Wash.--(BUSINESS WIRE)--July 26, 2006--Pope Resources (Nasdaq:POPEZ) reported net income of $3.5 million, or 74 cents per diluted ownership unit, on revenues of $15.6 million for the second quarter ended June 30, 2006. This compares to net income of $4.1 million, or 86 cents per diluted ownership unit, on revenues of $16.1 million for the comparable period in 2005.
    Net income for the six months ended June 30, 2006, totaled $8.8 million, or $1.86 per diluted ownership unit, on revenues of $31.7 million. Net income for the corresponding period in 2005 totaled $8.7 million, or $1.83 per diluted ownership unit, on revenues of $32.8 million.
    Earnings before interest, taxes, depreciation, depletion, and amortization (EBITDDA) for the quarter ended June 30, 2006, were $6.0 million, compared to $8.4 million for the second quarter of 2005. For the six months ended June 30, 2006, EBITDDA was $14.9 million, compared to $17.9 million for year-to-date 2005 results.
    "Our second quarter 2006 results were lower based primarily on our planned reduction in harvest volume for 2006, as a result of which we experienced a 26% lower harvest volume compared to last year," said David L. Nunes, President and CEO. "Notwithstanding the impact to earnings from this reduction in harvest volume, second quarter results were buoyed by a 5% increase in log prices over the same period last year, and by $4.4 million of real estate sales which contributed $0.6 million of operating income."
    For the first six months of 2006 log sales volumes for our Fee Timber segment decreased 15% compared to the same period in 2005, from 45 million board feet (MMBF) in 2005 to 39 MMBF in 2006. This decline is in line with our previously announced reduction in annual harvest volume, from 74 MMBF in 2005 to 57 MMBF for 2006. Comparing the same six-month periods, average log prices were up $28 per thousand board feet (MBF), or 5%, compared to last year. Year-to-date Fee Timber operating income increased slightly in 2006 inasmuch as the 2005 results included a heavier component of harvest from high depletion rate lands acquired in late-2004.
    Our Timberland Management & Consulting segment posted year-to-date operating income of $1.3 million in 2006, compared to $1.7 million for the first six months of 2005. The decline in operating income from this segment is the result of fewer assets under management in 2006 offset only in part by earned property disposition fees.
    Operating income for our Real Estate segment declined from $0.8 million for the first six months of 2005 to $0.2 million for the comparable period in 2006 due to higher cost basis in lands sold in 2006 versus 2005. Over the balance of 2006, we anticipate closings from both our Gig Harbor and Bremerton projects that will cause this segment's operating income to exceed 2005 levels.

    About Pope Resources

    Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage nearly 410,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

    This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; factors that affect the amount, timing and certainty of our expected real estate sales; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our fee timber income; our ability to discover and to accurately estimate liabilities associated with our properties; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.
    Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be an important measure of operating profitability, particularly when comparing results between different timber-owning companies because there are varying methods of calculating depletion expense under GAAP. With different issuers employing various calculation methodologies, disclosure of EBITDDA can make it easier for the reader to make meaningful comparisons between the operating results and cash-generating capabilities of different timber companies.


            Pope Resources, A Delaware Limited Partnership
                               Unaudited

                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (all amounts in $000's, except per unit amounts)

                                Three months ended  Six months ended
                                     June 30,            June 30,
                                   2006      2005      2006      2005

Revenues                        $15,610  $ 16,131  $ 31,693  $ 32,787
Costs and expenses:
  Cost of sales                  (8,414)   (7,410)  (14,839)  (15,214)
  Operating expenses             (3,461)   (3,626)   (6,934)   (6,807)
                                 -------  --------  --------  --------
Operating income                  3,735     5,095     9,920    10,766
  Interest, net                    (217)     (635)     (526)   (1,352)
                                 -------  --------  --------  --------
Income before income taxes and
 minority interest                3,518     4,460     9,394     9,414
Income tax provision                  8      (263)     (437)     (510)
                                 -------  --------  --------  --------
Income before minority interest   3,526     4,197     8,957     8,904
  Minority interest                  14      (128)     (119)     (229)
                                 -------  --------  --------  --------
Net income                      $ 3,540  $  4,069  $  8,838  $  8,675
                                 =======  ========  ========  ========

Average units outstanding --
 Basic                            4,641     4,596     4,638     4,578
                                 =======  ========  ========  ========
Average units outstanding --
 Diluted                          4,753     4,757     4,750     4,740
                                 =======  ========  ========  ========

Basic net income per unit       $  0.76  $   0.89  $   1.91  $   1.89
                                 =======  ========  ========  ========
Diluted net income per unit     $  0.74  $   0.86  $   1.86  $   1.83
                                 =======  ========  ========  ========


                      CONSOLIDATED BALANCE SHEETS
                        (all amounts in $000's)

                                                     June 30,
                                                  2006      2005
                                                --------  --------
Assets:
  Cash                                         $  2,679  $  1,574
  Short term investments                         20,000     8,007
  Other current assets                            6,948     4,517
  Roads and timber                               48,714    57,977
  Properties and equipment                       30,559    26,981
  Other assets                                    1,124       989
                                                --------  --------
      Total                                    $110,024  $100,045
                                                ========  ========
Liabilities and partners' capital:
  Current liabilities                          $  5,404  $  3,976
  Long-term debt, excluding current portion      30,919    32,497
  Other long-term liabilities                       321       211
  Total liabilities                              36,644    36,684
  Partners' capital                              73,380    63,361
                                                --------  --------
      Total                                    $110,024  $100,045
                                                ========  ========


             RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                        (all amounts in $000's)

                                Three months ended   Six months ended
                                     June 30,             June 30,
                                   2006     2005       2006     2005

Net income                       $ 3,540  $ 4,069    $ 8,838  $ 8,675
Added back:
  Interest, net                      217      635        526    1,352
  Depletion                        2,119    3,223      4,692    7,066
  Depreciation and amortization      175      167        359      319
  Income tax expense                  (8)     263        437      510
                                  -------  -------    -------  -------
EBITDDA                          $ 6,043  $ 8,357    $14,852  $17,922
                                  =======  =======    =======  =======


        RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                        (all amounts in $000's)

                                 Three months ended  Six months ended
                                      June 30,            June 30,
                                    2006     2005      2006     2005

Cash from operations              $ 7,858  $ 5,921   $12,313  $12,814
Added back:
  Change in working capital         1,522      734     5,682    2,727
  Interest                            217      635       526    1,352
  Deferred profit                       -      837         -      685
  Minority interest                    13        -         -        -
  Deferred taxes                       36        -        19        -
  Income tax provision                  -      263       437      510
Less:
  Deferred profit                    (666)       -      (941)       -
  Cost of land sold                (2,856)     (32)   (2,869)    (166)
  Equity based compensation           (72)       -      (195)       -
  Minority interest                     -        -      (120)       -
  Income tax provision                 (8)      (1)        -        -
  Other                                (1)       -         -        -
                                   -------  -------  ------- --------
EBITDDA                           $ 6,043  $ 8,357   $14,852  $17,922
                                   =======  =======   =======  =======


                          SEGMENT INFORMATION
                        (all amounts in $000's)

                                Three months ended   Six months ended
                                      June 30,            June 30,
                                    2006     2005      2006     2005

Revenues:
  Fee Timber                      $10,449  $13,220   $24,173  $26,883
  Timberland Management &
   Consulting (TM&C)                  544    1,843     2,568    3,457
  Real Estate                       4,617    1,068     4,952    2,447
                                   -------  -------   -------  -------
      Total                        15,610   16,131    31,693   32,787
EBITDDA:
  Fee Timber                        6,195    8,090    15,071   17,001
  TM&C                                 71      719     1,250    1,481
  Real Estate                         629      330       324    1,001
  General & administrative           (852)    (782)   (1,793)  (1,561)
                                   -------  -------   -------  -------
      Total                         6,043    8,357    14,852   17,922
Depreciation, depletion and
 amortization:
  Fee Timber                        2,181    3,160     4,825    7,029
  TM&C                                 20       27        36       48
  Real Estate                          43      138        77      174
  General & administrative             50       65       113      134
                                   -------  -------   -------  -------
      Total                         2,294    3,390     5,051    7,385
Operating income/(loss):
  Fee Timber                        4,014    4,930    10,246    9,972
  TM&C                                 37      820     1,333    1,662
  Real Estate                         586      192       247      827
  General & administrative           (902)    (847)   (1,906)  (1,695)
                                   -------  -------   -------  -------
      Total                       $ 3,735  $ 5,095   $ 9,920  $10,766
                                   =======  =======   =======  =======


                          SELECTED STATISTICS

                              Three months ended    Six months ended
                              30-Jun-06 30-Jun-05  30-Jun-06 30-Jun-05
Log sale volumes (thousand
 board feet):
 Sawlogs
   Douglas-fir                  11,842    12,195     28,282    25,876
   Whitewood                     1,149     4,113      3,145     7,528
   Cedar                           227     1,730        586     3,208
   Hardwood                      1,144     1,299      1,706     2,788
 Pulp
   All species                   2,288     3,026      4,964     5,963
                               --------  --------   --------  --------
   Total                        16,650    22,363     38,683    45,363
                               ========  ========   ========  ========

Average price realizations
 (per thousand board feet):
 Sawlogs
   Douglas-fir                     665       644        675       644
   Whitewood                       452       487        410       480
   Cedar                         1,182       981        993       943
   Hardwood                        670       563        646       597
 Pulp
   All species                     260       205        255       212
   Overall                         603       577        606       578

Owned timber acres             114,440   115,103    114,440   115,103
Acres under management         291,925   527,316    291,925   527,316
Capital expenditures ($000's) $  2,713  $    744   $  4,148  $  1,691
Depletion ($000's)            $  2,119  $  3,223   $  4,692  $  7,066
Depreciation ($000's)         $    175  $    167   $    359  $    319
Debt to total capitalization        31%       35%        31%       35%


                    QUARTER TO QUARTER COMPARISONS
               (Amounts in $000's except per unit data)

                                                 Q2 2006    Q2 2006
                                                   vs.        vs.
                                                 Q2 2005    Q1 2006

                                                  Total      Total

Net income:
  2nd Quarter 2006                               $ 3,540    $ 3,540
  1st Quarter 2006                                            5,298
  2nd Quarter 2005                                 4,069
                                                  -------   --------
     Variance                                    $  (529)   $(1,758)

Detail of earnings variance:
Fee Timber
  Log price realizations (A)                     $   433    $   (83)
  Log volumes (B)                                 (3,296)    (3,273)
  Depletion                                        1,005        454
  Production costs                                   862        579
  Other Fee Timber                                    80        105
Timberland Management & Consulting
  Management fee changes                            (673)      (314)
  Disposition fee changes                              -     (1,343)
  Other Timberland Mgmnt & Consulting               (110)       398
Real Estate
  Environmental remediation liability                108          -
  Land sales                                         707      1,274
  Depletion                                           99          -
  Other Real Estate                                 (520)      (349)
General & administrative costs                       (55)       102
Interest expense                                     240         59
Other (taxes, minority int., interest inc.)          591        633
                                                  -------    -------
Total change in earnings                         $  (529)   $(1,758)
                                                  =======    =======


(A) Price variance calculated by extending the change in average realized price by current period volume.

(B) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.

    CONTACT: Pope Resources, Poulsbo
             Tom Ringo, 360-697-6626
             Fax: 360-697-1156